UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2005

AmericasBank Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-22925	52-2090433
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 York Road Towson, Maryland	21204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 410-823-0500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 SFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4 (c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 3, 2005, AmericasBank Corp. ( the “Registrant”) announced its earnings for the quarter ended June 30, 2005. For further information, reference is made to the Registrant’s press release, dated August 3, 2005, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The attached press release is furnished pursuant to this ITEM 2.02 on Form 8-K.

Item 8.01. OTHER EVENTS

On August 3, 2005, the Registrant also announced that its board of directors approved a reverse stock split where every four shares of common stock will be converted into one share. Fractional shares resulting from the split will be converted to cash. The record date of the reverse stock split is August 22, 2005 and the split will become effective at 12:01 a.m. on August 23, 2005. After the split, the Registrant expects to have approximately 942,000 shares of common stock outstanding. The reverse stock split will not generally affect any stockholder’s percentage ownership except to the extent that it results in ownership of fractional shares. Outstanding options and warrants will also be adjusted as a result of the split.

Pursuant to the rules of the OTC Bulletin Board, AmericasBank Corp. will trade under a new stock symbol after the reverse stock split and will have a new CUSIP number. As soon as the new symbol has been assigned and the CUSIP number obtained, AmericasBank Corp. will issue a press release with the information.

AmericasBank Corp.’s transfer agent, American Stock Transfer & Trust Company, will notify stockholders and request that they surrender their certificates representing shares of pre-split common stock to the transfer agent so that certificates representing the appropriate number of shares of post-split common stock, together with a cash payment in lieu of any fractional share, may be issued in exchange.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

99.1 Press Release dated August 3, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICASBANK CORP.

August 4, 2005	By:	/s/ Mark H. Anders
Mark H. Anders, President

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